Exhibit 10.8

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

EXCLUSIVE LICENSE AGREEMENT

THIS AGREEMENT is effective as of April 20, 2006 (“Effective Date”) amongst Stealth Peptides International Inc. (“LICENSEE”), a corporation of the Cayman Islands, that has a principal place of business at 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, Monaco, Cornell Research Foundation, Inc. (“FOUNDATION”), a non-profit corporation of the State of New York, having an office at 20 Thornwood Drive, Suite 105, Ithaca, NY 14850 and Institut de Recherches Cliniques de Montreal (“IRCM”), having principal offices at 110 ave des Pins Ouest, Montreal, Quebec, Canada H2W 1R7. LICENSEE, FOUNDATION and IRCM are each referred to individually as “Party” and collectively as “Parties.” The Parties hereby agree as follows:

ARTICLE 1: INTRODUCTION

1.1

FOUNDATION is a wholly owned subsidiary of Cornell University (“Cornell”) and holds the ownership interests of patents, trademarks, copyrights, and proprietary materials made by Cornell’s employees and administers licenses in a manner consistent with the policies of Cornell.

1.2

FOUNDATION and, in some cases, IRCM, (collectively referred to as “INSTITUTIONS”) have filed the various patent applications listed in Appendix A relating to FOUNDATION Dockets [**] invented by [**] (“Inventor”). These applications and any patents derived directly therefrom comprise the inventions.

1.3

FOUNDATION and IRCM have entered into joint ownership agreements (“JOAs”) dated April 15, 2003 and July 20, 2005 relating to their jointly owned inventions, comprising FOUNDATION Dockets [**], respectively. These agreements provide FOUNDATION the right to manage the jointly owned patents and to negotiate and administer licenses for these jointly owned inventions.

1.4	LICENSEE desires to obtain the right to develop and to commercialize the inventions.

1.5

The work leading to the inventions was supported in part by an agency of the United States Government, and INSTITUTIONS are obligated to comply with United States OMB Circular A-124 and 37 CFR Part 401. This license is subject to the applicable terms of United States Government regulations concerning Government funded inventions.

1.6	The Parties agree to the terms and conditions herein below in order to develop the inventions for commercial purposes, and utilize them in the public interest.

ARTICLE 2: DEFINITIONS

2.1

“Affiliate” shall mean (1) any corporation or other noncorporate entity owning directly, or indirectly controlling, at least fifty percent (50%) of the stock normally entitled to vote for election of directors of LICENSEE; (2) any corporation owned or controlled by LICENSEE through ownership of at least fifty percent (50%) of the stock entitled to elect directors or any other entity actually controlled by LICENSEE, (3) any corporate or noncorporate entity under common control with LICENSEE.

2.2	“All Other Therapeutic Products” shall mean Products marketed as therapeutics which are not Antiviral Products or Parenteral Analgesic Products.

2.3	“Animal Health Products” shall mean Products which are marketed for veterinary or companion animal use.

2.4	“Antiviral Products” shall mean Products subject to the [**] Application(s).

2.5

“Applications” shall mean United States patent applications and foreign patent applications listed in Appendix A and any other United States patent applications that may be directly derived therefrom, and any continuations, divisions of these applications, and any foreign patent applications that correspond to United States patent applications.

2.6	“Dollars” or “$” shall mean United States Dollars.

2.7	“Drug Delivery Products” shall mean Products marketed for use in aiding the delivery of other therapeutic products.

2.8	“Exclusive” shall mean that during the term of this Agreement INSTITUTIONS will not grant commercial rights to Patents and/or Applications to any other party in the Field-of-Use.

2.9

“Field-of-Use” shall mean all fields with the exclusion of animal health for the [**] Applications and Patents. This includes human therapeutics, medical device reagents, drug delivery agents and research reagents, provided LICENSEE honors requests from research reagent vendors.

2.10	“Licensed Territory” shall mean the world.

2.11

“License Year” shall mean each twelve-month period beginning on January 1 and ending on December 31. However, the first License Year (alternatively, License Year 1) shall commence on the Effective Date and end on December 31 of the same calendar year.

2.12	“Medical Device Reagent Products” shall mean Products sold for use in reagents or solutions requiring marketing clearance by FDA’s Center for Device and Radiologic Health.

2.13

“Net Sales” shall mean the gross amount invoiced for sales, leases and other dispositions of Products by LICENSEE, and Sublicensees, to an independent third party on sale or use of Products where Products are either made, used, sold, imported, exported, or otherwise commercialized less (i) all trade, quantity, and cash discounts actually allowed on Products, all credits and allowances actually granted on Products on account of rejection, returns, billing errors, and retroactive price reductions, (iii) duties actually paid on Products, and (iv) excise, sale and use taxes, and equivalent taxes actually paid on Products.

2.14

“Parenteral Analgesic Products” shall mean Products which are marketed to alleviate pain and are not delivered via the alimentary canal, but rather by injection through some other route as intrathecal, subcutaneous, intramuscular, intraorbital, intracapsular, intraspinal, intravenous, intrasternal, etc.

2.15	“Patents” shall mean any patent listed in Appendix A and any patent that issues on Applications, including any reissues and reexaminations.

2.16

“Products” shall mean any product or service which incorporates, utilizes or is otherwise described and claimed by one or more Valid Claims in Applications or Patents or which are made by a process which utilizes, incorporates or is otherwise described and claimed by one or more Valid Claims in Applications or Patents and any services which incorporate or utilize or are otherwise described and claimed in Applications or Patents.

2.17

“Research Reagent Products” shall mean Products marketed for use by consumers in laboratories of academic, government, industrial, clinical, or other institutions who determine for themselves that they are entitled to purchase and/or use Products labeled “For Research Use Only - Not for any clinical or therapeutic use in Humans or Animals” or a reasonable equivalent thereto. Research Reagent Products are expressly excluded everywhere in the world, from use for the diagnosis of, or predisposition to, or therapy of a disease state in humans or animals.

2.18

“Sponsored Research Agreement” shall mean the agreement, executed concomittantly with this Agreement, under which LICENSEE agrees to fund research in the Inventor’s laboratory for three (3) years at the Weill Medical College of Cornell University.

2.19

“Sublicense” shall mean a rights - granting contract with an independent third party or with a subsidiary or an Affiliate in which LICENSEE conveys rights granted to LICENSEE in Sections 4.1 and 4.2 of this Agreement.

2.20	“Sublicensee” shall mean any entity granted a Sublicense by LICENSEE, and acceptable to FOUNDATION, under this Agreement.

2.21

“Valid Claim” shall mean a claim of (i) an issued Patent which has not been declared invalid in a court of appropriate jurisdiction, or (ii) a pending patent Application which is being diligently prosecuted by or on behalf of FOUNDATION.

ARTICLE 3: APPLICATIONS AND PATENTS

3.1	FOUNDATION shall hold title to all Applications and Patents and IRCM shall hold title to some Applications and Patents.

3.2

FOUNDATION agrees to use reasonable efforts to file and prosecute Applications and maintain Patents. At any time during the term of this Agreement, LICENSEE may elect in writing to be released from its license in any of the Patents or Applications, in which event LICENSEE shall thereafter have no obligation to reimburse FOUNDATION for any future expenses relating to such Patents or Applications, and FOUNDATION shall have the option at its sole discretion and expense to file, prosecute, maintain and license to a third party such Patents or Applications.

3.3

LICENSEE shall reimburse FOUNDATION for all out-of-pocket expenses for preparation, filing, prosecution and maintenance of Applications and Patents except for those Applications and Patents for which it has waived its rights, in writing, as described in Section 3.2. Such reimbursable expenses shall include those incurred prior to Effective Date. Such expenses shall be paid to FOUNDATION by LICENSEE within [**] days of receipt of an invoice therefore unless FOUNDATION has otherwise agreed, in writing. Such invoice shall specify the date the expense was incurred, the purpose of the expense (including, as applicable, a summary of patent attorney services giving rise to the expense), and the Applications or Patents to which the expense relates. Late payments shall be subject to a [**] percent ([**]%) per annum interest charge, or the highest rate allowed by New York State Law.

3.4

FOUNDATION shall have final authority over selection of patent attorneys and all decisions concerning filing and prosecution of Applications and maintenance of Patents. However, FOUNDATION shall keep LICENSEE reasonably informed of its filing, prosecution and maintenance activities and shall give LICENSEE the opportunity to comment on major decisions concerning such activities.

3.5

LICENSEE shall not at any time, directly or indirectly, oppose the grant of, nor dispute the validity or enforceability of, nor cooperate in any suit, claim, counterclaim or defense against any patent or claim included in the Patents.

ARTICLE 4: LICENSE GRANT AND COMMERCIAL EFFORTS

4.1

Subject to the terms and conditions of this Agreement and to the rights of and obligations to the United States Government as set forth in United States Office of Management & Budget Circular A-124 or 37 CFR Part 401 et seq., INSTITUTIONS hereby grant and LICENSEE hereby accepts an exclusive right to make, use, sell, lease, import, export or otherwise dispose of Products under Applications and Patents in the Field-of-Use in the Licensed Territory for the term of this Agreement as specified in Section 7.1.

(i)

The right of LICENSEE to make Products includes the right to have Products made by contract with third parties within the Licensed Territory. Such contractual arrangements with third parties shall be subject to and conditioned upon appropriate supervision and quality assurance and control of the third party by LICENSEE and the third party shall be bound in writing to respect all rights of INSTITUTIONS and to supply all production of Products exclusively to LICENSEE.

4.2

LICENSEE shall also have the right to grant Sublicenses under this Agreement provided LICENSEE: (1) consults with FOUNDATION regarding the potential sublicensee, (2) provides FOUNDATION with a draft sublicense at least [**] days prior to its execution and (3) provides FOUNDATION with a copy of the fully executed sublicense within [**] days of execution. Any such Sublicense shall contain all the provisions of this Agreement which are protective of and beneficial to INSTITUTIONS and LICENSEE shall be responsible to FOUNDATION for the payment of royalties on sales made by a Sublicensee as though they were sales by LICENSEE. Any such Sublicenses shall be subject to an obligation for LICENSEE to pay to FOUNDATION [**] percent ([**]%) of any consideration received by LICENSEE under a Sublicense, other than (1) consideration consisting of royalties on sales or net sales made by the Sublicensee (which shall be handled in accordance with Section 5.5 hereunder) under such a Sublicense, (2) payments made to LICENSEE for equity securities at or near fair market value and (3) payments made to LICENSEE to fund research and development of Products.

4.3

LICENSEE shall be responsible to FOUNDATION for the payment of royalties on sales made by a Sublicensee in accordance with Section 5.5 hereof as though such sales were made by LICENSEE. LICENSEE and FOUNDATION agree to negotiate in good faith an appropriate value for all non-cash consideration or non-cash cross-licenses. LICENSEE’s obligation to pay FOUNDATION’s share of Sublicense consideration shall be considered incurred as of the date on which such Sublicense consideration is received by LICENSEE.

4.4

INSTITUTIONS and Cornell retain an irrevocable and nonexclusive right to practice for their own educational and research purposes, the inventions claimed in Applications and Patents and such purposes shall include limited, non-commercial collaboration with other non-profit research institutes.

4.5

Nothing in this Agreement shall be construed to give LICENSEE rights in any technologies currently owned or developed in the future by FOUNDATION or Cornell other than those explicitly specified in this Agreement. Nothing in this Agreement shall be construed to give FOUNDATION rights in technologies currently owned or developed in the future by LICENSEE other than those explicitly specified in this Agreement.

4.6

The rights granted by this Agreement are to LICENSEE alone and not to any third parties or to any subsidiary or Affiliate of LICENSEE. However, with prior written approval of FOUNDATION (such approval not to be unreasonably withheld), LICENSEE may transfer this Agreement by way of sale of LICENSEE, through sale of assets and/or sale of stock, provided that such sale is not primarily for the benefit of creditors. If LICENSEE fails to obtain the prior written approval from FOUNDATION for such transfer, FOUNDATION shall have the right to terminate this Agreement and the right to require that the transfer of this Agreement be voided.

4.7

Notwithstanding the foregoing, LICENSEE shall have the following rights in inventions made by or under the direct supervision of the Inventor during the course of and in performance of the research conducted under the Sponsored Research Agreement (“Sponsored Inventions”):

(i)	The Sponsored Research Agreement shall include provision for prompt disclosure of Sponsored Inventions to LICENSEE.

(ii)	LICENSEE will have [**] days from receipt of a disclosure of a Sponsored Invention to notify FOUNDATION in writing that it elects to license a Sponsored Invention (“Elected Sponsored Invention”).

(iii)

LICENSEE will pay FOUNDATION a license fee of [**] Dollars ($[**]) for each Elected Sponsored Invention totally owned by FOUNDATION and [**] Dollars ($[**]) for each Elected Sponsored Invention partially owned by FOUNDATION.

The license for such a partially owned Elected Sponsored Invention will be non-exclusive. If FOUNDATION negotiates a joint ownership agreement(s) with joint owner(s) of an Elected Sponsored Invention so that the license for the partially owned Invention is exclusive, LICENSEE will pay FOUNDATION a license fee of [**] Dollars ($[**]).

(iv)	Each Elected Sponsored Invention shall be included in this Agreement by means of a agreement between LICENSEE and FOUNDATION that amends the listing of Applications and Patents in Appendix A hereto.

(v)

If LICENSEE does not elect to license a Sponsored Invention, FOUNDATION shall be free to license such Sponsored Invention to any third party or parties of its choosing under terms of its choice without any further obligation to the LICENSEE.

4.8

LICENSEE shall use its Best Efforts, consistent with sound and reasonable business practices and judgment, to affect commercialization of Products as soon as practicable and to maximize sales thereof. Failure of LICENSEE to meet the diligence milestones of this Section 4.8 shall be a material breach of this Agreement.

“Best Efforts” under this clause shall also mean achieving the following goals in the times indicated:

[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

4.9	Unless LICENSEE has a Therapeutic Product available for commercial sale prior to [**], LICENSEE agrees that FOUNDATION may terminate this Agreement.

4.10

Beginning with the second License Year, within [**] days after the start of each License Year and until LICENSEE markets Products, LICENSEE shall make a written annual report to FOUNDATION covering the preceding License Year, regarding the progress of LICENSEE toward commercial development of Products. Such report shall include, at a minimum, information sufficient to enable FOUNDATION to satisfy reporting requirements of the United States Government and for FOUNDATION to ascertain progress by LICENSEE toward meeting the Best Efforts of this Article 4. LICENSEE shall provide these reports with the royalty report specified in Article 5.

4.11

If FOUNDATION should identify Products that (i) LICENSEE is not actively developing or commercializing, as evidenced by the reports provided to FOUNDATION under Section 4.10; and (ii) are in a Field (which shall include for the purpose of this section: human therapeutics, animal health, drug delivery, research reagents and medical device reagents) and/or territorial market that FOUNDATION indicates is significant, (“Undeveloped Product”), FOUNDATION shall provide written notice to LICENSEE of said Undeveloped Product. Within [**] days of receipt of such notice from FOUNDATION, LICENSEE shall provide written notice to FOUNDATION that it elects to: a) affect development and commercialization of said Undeveloped Product itself; or b) affect development and commercialization of said Undeveloped Product through an appropriate sublicensee; or c) terminate LICENSEE’S rights under this Agreement only for said Undeveloped Product. Should LICENSEE elect to affect development and commercialization of said Undeveloped Product itself, FOUNDATION and LICENSEE will negotiate reasonable diligence goals, which shall be added to Section 4.8 by means of an amendment. Should such an amendment not be executed within [**] days of LICENSEE’S election, FOUNDATION may immediately terminate LICENSEE’S rights under this Agreement only for said Undeveloped Product by means of written notice to LICENSEE. Should LICENSEE elect to sublicense its rights, said sublicense shall be executed within [**] months of LICENSEE’S election. Should said sublicense not be so executed, FOUNDATION may immediately terminate LICENSEE’S rights under this Agreement only for said Undeveloped Product by means of written notice to LICENSEE.

4.12

Prior to execution of this Agreement, LICENSEE shall have provided to FOUNDATION certified copies of its articles of incorporation, bylaws, and current capitalization table, which shall be attached as Appendix D, E and F, respectively, to this Agreement.

4.13

LICENSEE shall not use, nor shall LICENSEE permit Sublicensee to use, the names, trademarks and indicia of INSTITUTIONS or of Cornell, nor the names of any employee, student or faculty member of INSTITUTIONS nor of Cornell without prior written approval from the named Party.

4.14

LICENSEE shall alone have the obligation to ensure that Products it makes, uses, sells, leases, imports, exports or otherwise disposes of are not defective, that Products satisfy all applicable government regulations and that export of Products satisfies government export requirements.

ARTICLE 5: PAYMENTS, ROYALTIES, REPORTS AND RECORDS

5.1

As consideration for entering into this Agreement, in lieu of the payment of a cash license fee, LICENSEE shall issue to FOUNDATION in the name of “Cornell Research Foundation, Inc.” shares of the common stock of LICENSEE, such that upon such issuance FOUNDATION shall hold shares of LICENSEE equal to ten percent (10%) of the issued common stock of LICENSEE and remaining at ten percent (10%) until the total cash equity investment made solely by Morningside Venture (I) Investments Limited in LICENSEE shall reach ten million United States dollars ($10,000,000). Licensee shall affect the transfer of said equity to FOUNDATION by means of a Stock Purchase Agreement and a Stockholders’ Agreement acceptable to FOUNDATION, each of which will be executed concomitantly with this Agreement.

5.2	FOUNDATION’S equity shall be divided per Cornell University policy. FOUNDATION will distribute to IRCM IRCM’s share of the proceeds obtained upon sale of the equity.

5.3	FOUNDATION will provide a right of first refusal to the LICENSEE if FOUNDATION seeks to sell any of this equity position at any time prior to the LICENSEE’S initial public offering.

5.4

Commencing upon the [**] of the Effective Date following termination of Sponsored Research Agreement and continuing until the first commercial sale of the first Therapeutic Product, LICENSEE will pay FOUNDATION an annual license maintenance fee of $[**] on each anniversary of the Effective Date.

5.5

For the rights granted hereunder, LICENSEE shall pay or cause to be paid to FOUNDATION a royalty on Net Sales of Products manufactured, assembled or sold, leased or otherwise disposed of in countries where there are pending Applications or unexpired Patents that have not been declared invalid in an unappealed decision by a court having jurisdiction as per the following table:

Product	Royalty	If Annual Sales:
Parenteral Analgesic Products	[**]	[**]
	[**]	[**]
	[**]	[**]
All Other Therapeutic Products	[**]	[**]
	[**]	[**]
	[**]	[**]
	[**]	[**]
Antiviral Products	[**]	[**]
Animal Health Products	[**]	[**]
Drug Delivery Products	[**]	[**]
Medical Device Reagent Products	[**]	[**]
Research Reagent Products	[**]	[**]
Health Food Supplement or Nutraceutical Products	[**]	[**]

Said royalty shall be [**] percent ([**]%) of Net Sales of Products both made or assembled and sold, leased, imported, exported or otherwise disposed of in any country where there are no pending Applications or valid Patents. LICENSEE shall pay royalties on all Products that are either sold or produced under the license granted in Article 4, regardless of whether such Products are produced prior to Effective Date or sold after the termination of this Agreement.

5.6	Royalties shall be payable only once with respect to the same unit of Products.

5.7

If a Product contains technology subject to royalties payable to a third party, the royalty due hereunder shall be reduced by [**] percent ([**]%) for every [**] percent ([**]%) of royalty due to such third party, but in no event shall royalties due be reduced by more than [**] percent ([**]%) of the applicable royalty rate payable for such Products.

5.8

LICENSEE shall provide FOUNDATION with quarterly written reports of all sales, leases or other dispositions of Products by LICENSEE during the quarter ending March 31, June 30, September 30 and December 31, due within [**] days of the end of each quarter. LICENSEE shall require that Sublicensees provide LICENSEE with quarterly written reports of all sales, leases or other dispositions of Products by Sublicensees, during the quarter ending March 31, June 30, September 30 and December 31, and copies of Sublicensee’s reports shall accompany LICENSEE’S reports to FOUNDATION. In order to minimize LICENSEE time spent on royalty reports, a brief one-page Royalty Report Form is provided in Appendix C that will satisfy FOUNDATION’S reporting requirements. FOUNDATION agrees to keep the information in these reports confidential, except as may be necessary to maintain an action against LICENSEE for breach of this Agreement. Royalty payments for sales, leases, and other dispositions of the Products invoiced during a calendar quarter shall accompany the Royalty Report Form for that particular quarter. The Royalty Report Form shall be submitted regardless of whether or not royalties are owed. All amounts reported and all payments made shall be in United States dollars. Conversion from foreign currencies, if any, shall be based upon the conversion rate published in The Wall Street Journal on the last day of the particular quarterly accounting period (or on the last business day on which The Wall Street Journal is published during said quarterly period) for which royalties are due. Royalty checks shall be made payable to Cornell Research Foundation and mailed to the address specified in Section 13.4.

5.9

LICENSEE shall keep and maintain, and LICENSEE shall require that Sublicensees keep and maintain, any and all records necessary to certify compliance of LICENSEE with the terms of this agreement, including but not limited to accounting general ledgers, Sublicense and distributor agreements, price lists, catalogs, and marketing materials, audited financial statements, income tax returns, sales tax returns, inventory records, and shipping documents of Products. Such records shall be open to inspection at reasonable times by a certified public accountant chosen by FOUNDATION and acceptable to LICENSEE, which shall not unreasonably withhold such acceptance. Such inspection shall be made at FOUNDATION’S expense. However, if the results of any audit reveal additional royalties owed to FOUNDATION that differ by more the [**]% ([**] percent) from those royalties already paid, LICENSEE shall also reimburse FOUNDATION for the costs of the audit. FOUNDATION agrees to hold such records confidential, except as may be necessary to maintain an action against LICENSEE for breach of this Agreement. The records required by this paragraph shall be maintained and available for inspection for a period of [**] years following the calendar quarter to which they pertain. This paragraph shall survive termination of this Agreement.

5.10

LICENSEE shall reimburse FOUNDATION for the expenses specified in Section 3.3 within [**] days of written invoice from FOUNDATION. Such invoice shall specify the date the expense was incurred, the purpose of the expense (including, as applicable, a summary of patent attorney services giving rise to the expense), and the Applications or Patents to which the expense relates.

5.11

Payments due under Sections 5.1 and 5.4 shall be considered late if not received by the dates specified in Sections 5.1 and 5.4 respectively, whether invoiced or not. Payments due under Section 5.10, and any other payments due under this Agreement, other than the payments due under Sections 5.1, and 5.4, shall be considered late if not received within [**] days of the date of invoice. Royalty payments due under Sections 5.8 of this Agreement and payment of FOUNDATION’S share of Sublicense consideration shall become late if not paid within [**] days after the end of the quarter in which the payment obligation was incurred. Late payments shall be subject to a [**] percent ([**]%) per annum interest charge.

5.12

LICENSEE agrees to make a written report to FOUNDATION within [**] days after the expiration of this Agreement pursuant to Section 7.1. LICENSEE shall continue to make reports pursuant to the provisions of this Section 5.12 concerning royalties payable in accordance with Section 5.5 in connection with the sale of Products after expiration of the license, until such time as all such Products produced under the license have been sold or destroyed. Concurrent with the submittal of each post-termination report, LICENSEE shall pay FOUNDATION all applicable royalties.

ARTICLE 6: INFRINGEMENT

6.1

In the event that any Party determines that a third party is making, using or selling a product that may infringe Patents, it will promptly notify the other Parties in writing. LICENSEE may elect, with the prior written consent of FOUNDATION (and IRCM if applicable) to bring suit against such alleged infringer. Such election must be made within [**] days of receipt of said written consent from FOUNDATION (and IRCM if applicable). All recoveries in such suit shall belong to LICENSEE except that FOUNDATION (and IRCM if applicable) shall have the right to elect to pay up to [**] percent ([**]%) of the litigation costs and receive a percentage of any recovery equal to the percentage of litigation costs paid. FOUNDATION (and IRCM if applicable) must make such election within [**] days of its receipt of notice that LICENSEE has elected to bring suit. FOUNDATION (and IRCM if applicable) shall also have the right to choose to be represented by separate counsel in any such suit at its own expense. Such expense for separate counsel shall not be considered as part of “litigation costs” for purposes of determining FOUNDATION’s share of any recovery in accordance with the sentence above. If LICENSEE elects not to bring a suit against the alleged infringer, it shall promptly notify FOUNDATION of that fact and FOUNDATION (and IRCM if applicable) shall have the right to commence such actions at its own cost and expense, in which case any recoveries shall belong to FOUNDATION (and IRCM if applicable). In such suits by FOUNDATION (and IRCM if applicable), LICENSEE shall have rights of participation and recovery that are the same as FOUNDATION rights as provided above when LICENSEE elects to sue.

6.2	Regardless of which Party controls a suit brought against an infringer, all Parties shall participate in any settlement discussions and each will be a signatory to any settlement agreement.

ARTICLE 7: TERM AND TERMINATION

7.1

This Agreement shall commence on Effective Date, and shall continue as an Exclusive license until the last of all Patents has either expired or been invalidated in an unappealed decision by a court having jurisdiction so long as LICENSEE’S covenants under the Agreement are being performed and the LICENSEE is in good standing, and provided this Agreement is not earlier terminated as provided for herein.

7.2	INSTITUTIONS may terminate this Agreement if LICENSEE:

(i)	Is in default in payment of license fees, royalties or cost reimbursements or in providing reports;

(ii)	Is in material breach of any provision of this Agreement;

(iii)	Provides any false report;

and LICENSEE fails to remedy any such default, breach, or false report within [**] days after written notice thereof by FOUNDATION.

7.3	INSTITUTIONS may terminate this Agreement upon thirty (30) days written notice by FOUNDATION if LICENSEE:

(i)	fails to achieve Best Efforts diligence milestones in Section 4.8;

(ii)	has not sold Products for any period of one (1) year after the end of the fifth License Year;

(iii)	if LICENSEE fails to obtain prior written FOUNDATION approval for the transfer of this Agreement upon the sale of LICENSEE in accordance to Section 4.6.

7.4

LICENSEE may terminate the license granted hereunder at any time upon sixty (60) days notice to FOUNDATION. Such notice must be in writing and obligations under this Agreement shall continue to accrue during the sixty (60) day notice period, including the obligation to make any payments due under this Agreement.

7.5

Upon termination of this Agreement for any reason, including the end of term as specified above, all rights and obligations under this Agreement shall terminate, except those that have accrued prior to termination and except as specified in this Agreement.

ARTICLE 8: PUBLICATION AND CONFIDENTIALITY

8.1

It is the policy of INSTITUTIONS and Cornell to promote and safeguard free and open inquiry by faculty, students and others. To further this policy, INSTITUTIONS and Cornell shall retain the right to publish information described in Applications and Patents.

8.2

All Parties agree to keep any information identified as confidential by the disclosing party confidential using methods at least as stringent as each Party uses to protect its own confidential information, except as may be necessary to maintain an action against LICENSEE for breach of this Agreement or to audit LICENSEE as specified under Section 5.9. “Confidential Information” shall include the progress report required under Section 4.10 and any other information marked confidential or accompanied by correspondence indicating such information is confidential exchanged between the parties hereto. The confidentiality and use obligations set forth above apply to all or any part of the Confidential Information disclosed hereunder except to the extent that:

(a)	LICENSEE or INSTITUTIONS can show by written record that it possessed the information prior to its receipt from the other party;

(b)	The information was already available to the public or became so through no fault of the LICENSEE or INSTITUTIONS;

(c)	The information is subsequently disclosed to LICENSEE or INSTITUTIONS by a third party that has the right to disclose it free of any obligations of confidentiality; or

(d)	[**] years have elapsed from the expiration of this Agreement.

ARTICLE 9: ARBITRATION AND JUDICIAL REMEDIES

9.1

If a controversy arises under or related to this Agreement, and any disputed claim by any party against any other party under this Agreement excluding any dispute relating to patent validity or infringement arising under this Agreement, the parties shall endeavor to resolve such controversy or dispute by mutual, good faith conciliation and, failing that, may mutually agree to settle the controversy or dispute by mediation in accordance with the WIPO Mediation Rule. The place of mediation shall be New York, New York. The language to be used in the mediation shall be English.

INSTITUTIONS reserve the right and power to proceed with direct judicial remedies without conciliation, mediation or arbitration for breach of the royalty payment and sales reporting provisions of this Agreement after giving written notice of such breach to LICENSEE followed by an opportunity period of [**] days in which to cure such breach. In collecting overdue royalty payments and securing compliance with reporting obligations, INSTITUTIONS may use all judicial remedies available

ARTICLE 10: INDEMNIFICATION

10.1

LICENSEE agrees to indemnify and hold harmless INSTITUTIONS and Cornell and their respective trustees, officers, employees, students, and agents against any and all claims for death, illness, personal injury, property damage, damages, expenses, losses and improper business practices arising out of (i) the manufacture, use, sale, or other disposition of Patents or Products by LICENSEE, Sublicensee, or their customers, (ii) a third party’s use of a Products purchased, leased, or otherwise acquired from LICENSEE or Sublicensee, (iii) a third party’s manufacture or provision of a Products at the request of LICENSEE or Sublicensee.

10.2

INSTITUTIONS shall not be liable for any indirect, special, consequential, or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract or otherwise. INSTITUTIONS shall not have any responsibilities or liabilities whatsoever with respect to Products.

10.3

LICENSEE and Sublicensee shall at all times comply, through insurance or self-insurance, with all statutory workers’ compensation and employers’ liability requirements covering any and all employees with respect to activities performed under this Agreement.

10.4

In addition to the foregoing, LICENSEE shall maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, to cover the activities of LICENSEE. Such insurance shall provide minimum limits of liability of $[**] dollars per incident and $[**] dollars in aggregate and shall include INSTITUTIONS and Cornell, their trustees, directors, officers, employees, students, and agents as additional insured parties. Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and should be placed with carriers with ratings of at least A- as rated by A.M. Best. Within [**] days of Effective Date of this Agreement, LICENSEE shall furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements and requiring [**] days prior written notice of cancellation or material change to FOUNDATION. LICENSEE shall advise FOUNDATION, in writing, that it maintains excess liability coverage over primary insurance for at least the minimum limits set forth above. All such insurance of LICENSEE shall be primary coverage; insurance of INSTITUTIONS and Cornell shall be excess and noncontributory. LICENSEE agrees that the insurance requirements of sublicenses shall be at least as protective of Cornell and INSTITUTIONS as LICENSEE insurance requirements.

10.5	The provisions of this Article 10 shall survive termination of this Agreement.

ARTICLE 11: WARRANTIES AND LIMITATIONS

11.1

Each of INSTITUTIONS and LICENSEE represent and warrant that they have the right to enter into this Agreement. INSTITUTIONS warrant that they have the right to convey to LICENSEE the rights granted under this Agreement.

11.2	INSTITUTIONS each warrant that they are the owners of the Applications and Patents as outlined in Appendix A.

11.3	INSTITUTIONS make no representation or warranty that Applications will result in issued Patents.

11.4	INSTITUTIONS make no representations or warranties concerning the validity or scope of Patents.

11.5

INSTITUTIONS do not warrant that Products made, used, sold, leased, imported, exported or otherwise disposed of under the license of this Agreement is or will be free from infringement of patents of third parties.

11.6

Nothing herein shall be construed as granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of INSTITUTIONS or Cornell or other persons other than Patents, regardless of whether such patents or other rights are dominant or subordinate to any Patents.

11.7	INSTITUTIONS are under no obligation to furnish any technology or information other than that described and claimed in Applications and Patents.

11.8	Nothing herein shall be construed to grant LICENSEE rights under any applications or patents other than Applications and Patents.

11.9

INSTITUTIONS do not make any representations, extend any warranties of any kind, express or implied, or assume any responsibility whatever concerning the manufacture, use, or sale, lease or other disposition by LICENSEE or its vendees or transferees of Products.

11.10

Except as expressly set forth in this Agreement, INSTITUTIONS MAKE NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF PRODUCTS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

ARTICLE 12: MARKING

12.1

Prior to the issuance of patents on the Applications, LICENSEE shall mark, and agrees to require that Sublicensees shall mark, Products (or their containers or labels) made, sold, leased, imported, exported or otherwise disposed of by it under the license granted in this Agreement with the words “Patent Pending,” and following the issuance of one or more Patents, with each Patent’s Number.

ARTICLE 13: MISCELLANEOUS PROVISIONS

13.1

Terms in this Agreement which appear capitalized, other than the names of the parties and article headings, have the meanings given in Article 2 and retain those meanings whether used in the singular or plural.

13.2

This Agreement shall be binding upon and be to the benefit of the Parties hereto and their heirs, successors and assignees. However, no Party shall assign this Agreement, in whole or in part, without the written consent of the others.

13.3

All issues and questions concerning the construction, validity and interpretation of this Agreement and the Schedules and Exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement (and all Schedules and Exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of such other jurisdiction would ordinarily apply. The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State court sitting in Tompkins County, State of New York or Federal court sitting in Syracuse, New York over any suit, action or proceeding arising out of or relating to this Agreement and agree that no such suit, action or proceeding shall be brought in any other court, forum or jurisdiction. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

13.4

All notices required or permitted hereunder shall be in writing and be served on the parties at the addresses set forth below. Any such notices shall be either (a) sent by a nationally recognized overnight courier, in which case notice shall be deemed delivered when delivery is made according to the records of such courier, (b) sent by facsimile, in which case notice shall be deemed delivered upon receipt of confirmation of transmission of such facsimile notice, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt. Any notice by facsimile or personal delivery and delivered after 5:00 p.m., Eastern Daylight Time, shall be deemed received on the next Business Day. A party’s address may be changed by written notice to the other parties; provided, however, that no notice of a change of address shall be affected until actual receipt of such notice.

In the case of FOUNDATION:

President

Cornell Research Foundation, Inc.

20 Thornwood Drive, Suite 105

Ithaca, NY 14850

With a copy to:

Brian J. Kelly, Vice President

Cornell Research Foundation, Inc.

418 East 71st Street

New York, NY 10021

Phone: (212)746-6186

Fax: (212) 746-6662

In the case of LICENSEE:

Stealth Peptides International Inc.

c/o McCarthy Legal Services, LLC

Attn: Stephanie O’Brien

1188 Centre Street

Newton Centre, MA 02459

Phone: 617-244-2800

Fax: 617-244-2807

All payments shall be made to FOUNDATION:

Cornell Research Foundation, Inc.

P.O. Box 6899

Ithaca, NY 14850-6899

Attention: Accounting Department

13.5

No term or provision of this Agreement shall be waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No waiver of a breach shall be deemed to be a waiver of a different or subsequent breach.

13.6	This Agreement may not be modified, changed or terminated orally. No change, modification, addition or amendment shall be valid unless in writing and signed by the parties hereto.

13.7	In the event any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

13.8

This Agreement constitutes and contains the entire agreement of the parties respecting its subject matter and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether written or oral, between the parties respecting its subject matter.

13.9

This Agreement may be executed in counterparts with the same force and effect as if executed in one complete document by all parties as listed below. Any photocopy or facsimile copy of this fully-executed Agreement shall have the same legal force and effect as any copy bearing original signatures. Signatures transmitted by facsimile shall be deemed valid as original signatures.

[Signature Page follows]

IN WITNESS of this Agreement, INSTITUTIONS and LICENSEE have caused this Agreement to be executed by their duly authorized officers on the dates indicated.

CORNELL RESEARCH FOUNDATION, INC.		STEALTH PEPTIDES INTERNATIONAL INC.

By:	/s/ Richard S. Cahoon	By:	/s/ George Ka Ki Chang
	Richard S. Cahoon	Name:	George Ka Ki Chang
	Senior Vice President	Title:	Authorized Signatory

Date:	April 20, 2006	Date:

INSTITUT DE RECHERCHES CLINIQUES DE MONTREAL

By:	/s/ Dr. Louis-Gilles Durand
Name:	Dr. Louis-Gilles Durand
Title:	Executive Director, Research Administration and Services

Date:	April 13, 2006

Appendix A

Applications and Patents

Docket #	Pat App Number	Application Type	Filing Date	Title
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]
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[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]		[**]		[**]
[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]
[**]		[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]
[**]		[**]	[**]	[**]
[**]		[**]	[**]	[**]
[**]		[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]
[**]		[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]
[**]

A-1

Appendix B

Structure of SS-Peptides

[**]

B-1

Appendix C

Royalty Report

Report royalty payment information to the Cornell Research Foundation, Inc. (CRF) using the report format or facsimile attached to these instructions. This minimal information must be provided in order to correctly record royalty related events required by your license agreement with CRF.

Use a separate report to record royalty information for each license agreement. For each licensee agreement, report royalty sales by CRF docket number, which identifies the technology. List each contributing technology if more than one technology is used to produce a royalty generating process/product. This level of detail permits evaluation of the use of each technology under license with your company.

Submit this information along with appropriate payment to:

Cornell Research Foundation, Inc.

P.O. Box 6899

Ithaca, NY 14850-6899

[**]

C-1

ROYALTY REPORT – [licensee NAME]

LICENSEE NAME:	CRF LICENSEE NUMBER:

REPORTING PERIOD.

Individual to contact concerning this information:

Name:	Phone # or email ID:

For each product/item subject to a royalty payment provision, provide the following information as applicable.

PRODUCT/ITEM:

CRF Docket Number	Country	Number of Units/Products Sold	Gross Sales By Country	Net Sales By Country	Royalty Rate	Less Minimum Royalty Payment Made	Net Royalty Payment Due

TOTAL PAYMENT

C-2

FIRST AMENDMENT

TO

EXCLUSIVE LICENSE AGREEMENT

This First Amendment to that certain Exclusive License Agreement, effective as of April 20, 2006 (the “Effective Date”), among Stealth Peptides International Inc. (“LICENSEE”), a corporation of the Cayman Islands, that has a principal place of business and offices at 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, Monaco, Cornell Research Foundation, Inc. (“CRF”), a nonprofit corporation of the State of New York and wholly owned subsidiary of Cornell University (“Cornell”), having an office at 395 Pine Tree Road, Suite 310, Ithaca, NY 14850, and Institut de Recherches Cliniques de Montreal (“IRCM”), having a principal place of business and offices at 110 ave des Pins Ouest, Montreal, Quebec, Canada H2W 1R7 (the “Exclusive License Agreement”, also known as FOUNDATION Contract No. 2006-11-1691) is effective as of the date last executed below (the “First Amendment Date”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Exclusive License Agreement and, unless otherwise indicated, all references herein to Articles, Paragraphs and Appendices shall refer to Articles, Paragraphs and Appendices of the Exclusive License Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual promises contained in this First Amendment, the Parties agree to amend the Exclusive License Agreement as follows:

(1)	Article 1, Paragraph 1.1 is hereby replaced and shall now read in its entirety as follows:

“1.1 Cornell Research Foundation, Inc. (“CRF”) is a wholly owned subsidiary of Cornell University (“Cornell”) and holds the ownership interests in, or has the authority to grant exclusive licenses under all of Cornell’s rights to, certain patents, trademarks, copyrights, and proprietary materials made by Cornell’s employees prior to January 1, 2008, including those patents and patent applications listed in Appendix A-1, and administers licenses in a manner consistent with the policies of Cornell. Cornell holds the ownership interests in, or has the authority to grant exclusive licenses under all of Cornell’s rights to, certain patents, trademarks, copyrights, and proprietary materials made by Cornell’s employees from January 1, 2008 on. Accordingly, “FOUNDATION”, as used herein, refers to CRF and/or Cornell, as applicable, each of which is a Party to this Agreement.”

(2)	Article 1, Paragraph 1.2 is hereby replaced and shall now read in its entirety as follows:

“1.2 FOUNDATION, Cornell and, in some cases, IRCM (collectively referred to as “INSTITUTIONS”) have filed the various patent applications listed in Appendix A-1 invented by [**] and/or [**] (each, an “Inventor”).”

(3)	Article 2, Paragraph 2.5 is hereby replaced and shall now read in its entirety as follows:

“2.5 “Applications” shall mean (a) the patent applications listed in Appendix A, (b) any foreign patent applications based thereon, (c) all claims of continuations-in-part that are entitled to the benefit of the priority date of any of the foregoing applications and are enabled by subject matter that is disclosed in such application, (d) all divisionals and continuations of any of the patent applications described in (a)-(c) above, and (e) any patent application sharing a common claim of priority with any of the patent applications described in (a)-(d) above.”

(4)

In consideration of payment by LICENSEE to FOUNDATION of [**] Dollars ($[**]), which LICENSEE shall remit to FOUNDATION within [**] days after the First Amendment Date, Article 2, Paragraph 2.9 is hereby replaced and shall now read in its entirety as follows:

“2.9 “Field-of-Use” shall mean all fields, including without limitation human therapeutics, veterinary or companion animal use, medical device reagents, drug delivery agents, and research reagents.”

(5)	Article 2, Paragraph 2.15 is hereby replaced and shall now read in its entirety as follows:

“2.15 “Patents” shall mean (a) the patents listed in Appendix A, (b) all patents issuing from any Application, (c) all reissues, reexaminations and extensions of any patent described in (a) or (b) above, and (d) any patent sharing a common claim of priority with any of the patents described in (a)-(c) above.”

(6)	Article 2, Definitions, is hereby amended by adding the following new Paragraphs 2.22, 2.23 2.24 and 2.25:

“2.22 “Covered” shall mean, with respect to a Product and a country, that, in the absence of ownership of or a license granted under a Valid Claim in such country, the manufacture, use, offer for sale, sale or importation of such Product would infringe such Valid Claim (or, in the case of a Valid Claim in an Application, would reasonably likely infringe such Valid Claim if it were to issue in a Patent).”

“2.23 “First Amendment Date” shall mean the effective date of the First Amendment to this Agreement.”

“2.24 “Material Transfer Agreement” shall mean any agreement between or among CRF, Cornell, the Medical College of Cornell, and/or IRCM, on the one hand, and any other person, entity or institution (“Recipient”), on the other hand, pursuant to which any tangible embodiment of any SS Peptide is provided or made available to Recipient, whether or not any information or data relating to these materials is also disclosed.”

“2.25 “SS Peptide” shall mean any published or unpublished aromatic, cationic peptide that has at least one net positive charge, a minimum of four amino acids, a maximum of approximately twenty amino acids, a relationship between the minimum number of net positive charges (pm) and the total number of amino acid residues (r) wherein 3pm is the largest number that is less than or equal to r + 1, a relationship between the minimum number of aromatic groups (a) and the total number of net positive charges (pt) wherein 2a is the largest number that is less than or equal to pt + 1, except that when a is 1, pt may also be 1, and that has been the subject of any work conducted by either or both Inventors, including without limitation those peptides identified in Appendix B.”

(7)	Article 3, Paragraph 3.1 is hereby replaced and shall now read in its entirety as follows:

“3.1 CRF and Cornell each represents that CRF holds title to all Applications and Patents filed before January 1, 2008 and Cornell holds title to all Applications filed from January 1, 2008 on. IRCM holds title to some Applications and Patents.”

(8)	Article 4, Paragraph 4.7 is hereby replaced and shall now read in its entirety as follows:

“4.7 Notwithstanding the foregoing or anything to the contrary in this Agreement or the Sponsored Research Agreement, LICENSEE shall have the rights set forth in clauses (i)-(v) and (viii) below in INSTITUTION inventions of either Inventor made under or in connection with the Sponsored Research Agreement or in connection with any Material Transfer Agreement that is entered into by one or more of the Parties after the First Amendment Date. Inventions that arise from the Sponsored Research Agreement are “SRA Sponsored Inventions”, inventions that arise from any Material Transfer Agreement to which LICENSEE is a party and with which either Inventor has any conceptual involvement and that is entered into by one or more of the Parties after September 1, 2010 are “MTA Sponsored Inventions”, and further, “SRA Sponsored Inventions” and “MTA Sponsored Inventions” are collectively referred to herein as “Sponsored Inventions”, and all Sponsored Inventions existing as of the date set forth on Appendix A-2 hereunder are listed in Appendix A-2. LICENSEE shall, within [**] days after the First Amendment Date, pay FOUNDATION the applicable license fee listed in clause (iii) or (iv) below for each Sponsored Invention listed in Appendix A-2 that LICENSEE has not earlier paid, provided that FOUNDATION shall have issued to LICENSEE an invoice therefor within [**] days after the First Amendment Date, and, following such payment, such Sponsored Inventions shall be deemed Elected Sponsored Inventions, as defined below, and Appendix A-1 hereto shall be deemed to have been amended to include such Elected Sponsored Inventions in accordance with Paragraph 4.7(v) below, unless any require a separate license as further outlined in Paragraph 4.7(v) below.

(i)	CRF, Cornell and IRCM shall ensure the prompt disclosure of Sponsored Inventions to LICENSEE.

(ii)

LICENSEE will have [**] days after receipt of disclosure of a Sponsored Invention to notify FOUNDATION in writing that it elects, at LICENSEE’s cost, to file a provisional patent application or patent application with respect to such Sponsored Invention.

(iii)

At any time on or before the date that is [**] days (a) before the first business day on or after the [**] of the filing date of a provisional patent application or (b) after the [**] of the filing date of a patent application, in each case ((a) or (b)) filed with respect to any Sponsored Invention, LICENSEE may notify FOUNDATION in writing that it elects to license such Sponsored Invention (an “Elected Sponsored Invention”, which, for clarity, shall include (A) all patent applications sharing a common claim of priority with the initial patent application filed for such Sponsored Invention, (B) any patents issuing on such patent applications, and (C) any foreign counterparts of the foregoing). Within [**] days following such notification, LICENSEE will pay FOUNDATION a license fee of [**] Dollars ($[**]) for (iv) each Elected Sponsored Invention that is an SRA Sponsored Invention exclusively owned by FOUNDATION and [**] Dollars ($[**]) for each Elected Sponsored Invention that is a SRA Sponsored Invention jointly owned by FOUNDATION. The fee payable with respect to any Elected Sponsored Invention that is an MTA Sponsored Invention shall be [**] Dollars ($[**]).

(iv)

In all cases, the license for any Elected Sponsored Invention that is jointly owned by FOUNDATION will be exclusive with respect to FOUNDATION’s interest in such Elected Sponsored Invention. If FOUNDATION enters into a written agreement(s) with the joint owner(s) of such a jointly owned Elected Sponsored Invention that is an SRA Sponsored Invention so that FOUNDATION has the exclusive right to license all rights in such Elected Sponsored Invention (including all rights of the joint owner(s)), LICENSEE will pay FOUNDATION, in lieu of the license fee set forth in paragraph (iii) above, a license fee of [**] Dollars ($[**]) with respect to such Elected Sponsored Invention.

(v)

The license for each Elected Sponsored Invention with INSTITUTION inventorship that includes only either or both Inventors shall be included in this Agreement by means of an agreement between LICENSEE and FOUNDATION that amends the listing of Applications and Patents in Appendix A-1 hereto. Each Elected Sponsored Invention with INSTITUTION inventorship other than as described in the preceding sentence shall be licensed in a separate license agreement in which all material terms and conditions shall be identical to those in this Agreement, provided that, for clarity, LICENSEE shall not be obligated to pay royalties, milestones or any other amounts to FOUNDATION with respect to any given Product under more than one license agreement. For the avoidance of doubt, any license fee for an Elected Sponsored Invention due under paragraphs (iii) or (iv) above shall be made part of any separate license agreement required by this paragraph (v) and not be due under this Exclusive License Agreement.

(vi)

If LICENSEE does not elect to license a Sponsored Invention, FOUNDATION shall be free to license such Sponsored Invention to any third party or parties of its choosing under terms of its choice without any further obligation to the LICENSEE.

(vii)

Effective as of the First Amendment Date, each of CRF, Cornell and IRCM shall comply with the following procedure with respect to negotiating and entering into Material Transfer Agreements. The applicable technology or material transfer office of Cornell or IRCM, as applicable, shall work with the applicable Inventor and Recipient to negotiate each Material Transfer Agreement. If the material to be transferred is a published SS Peptide, the terms of the corresponding Material Transfer Agreement shall include at least the terms set forth on Appendix C attached hereto. If the material to be transferred has been obtained from LICENSEE or is an unpublished SS Peptide, CRF, Cornell or IRCM, as applicable, shall obtain LICENSEE’s written approval to the terms of the corresponding Material Transfer Agreement. For purposes of illustration, an example of a Material Transfer Agreement containing the terms set forth on Appendix C is set forth on Appendix D attached hereto.

(viii)

Any royalties payable by LICENSEE to any Recipient in connection with a license to an MTA Sponsored Invention shall be subject to Section 5.7. For clarity, if FOUNDATION or IRCM execute an agreement with Recipient in connection with a jointly (ix) owned Elected Sponsored Invention so that FOUNDATION or IRCM have the exclusive right to license all rights in such Elected Sponsored Invention, and have exclusively licensed all such rights to LICENSEE under this Agreement or a separate license agreement all material terms and conditions of which are identical to those in this Agreement, the royalties paid by LICENSEE to FOUNDATION or IRCM pursuant to such license shall not be subject to Section 5.7.”

(10)	Article 4, Paragraphs 4.8 and 4.9 are hereby replaced and shall now read in their entirety as follows:

“4.8 LICENSEE shall use its Best Efforts, consistent with sound and reasonable business practices and judgment, to affect commercialization of Products as soon as practicable and to maximize sales thereof. Failure of LICENSEE to use its Best Efforts to meet the diligence milestones of this Section 4.8 shall be a material breach of this Agreement.

Licensee shall use Best Efforts to achieve the following goals by the date indicated (“Best Efforts” shall mean the efforts that a reasonable person in the position of LICENSEE would make so as to achieve that goal as expeditiously as practicable; notwithstanding the foregoing, LICENSEE shall be deemed to have used Best Efforts with respect to a milestone if it achieves the milestone by the corresponding target achievement date).

LICENSEE will provide additional milestones on the [**] anniversary of the Effective Date and on the anniversary of the Effective Date every [**] years thereafter until the first commercial sale of a Therapeutic Product.

Milestone		Target achievement date
1	[**]	[**]
2.	[**]	[**]
3.	[**]	[**]
4.	[**]	[**]
5.	[**]	[**]
6.	[**]	[**]
7.	[**]	[**]
8.	[**]	[**]
9.	[**]	[**]
10.	[**]	[**]
11.	[**]	[**]
12.	[**]	[**]
13.	[**]	[**]
14.	[**]	[**]
15.	[**]	[**]
16.	[**]	[**]
17.	[**]	[**]
18.	[**]	[**]
19.	[**]	[**]
20.	[**]	[**]
21.	[**]	[**]
22.	[**]	[**]
23.	[**]	[**]
24.	[**]	[**]
25.	[**]	[**]
26.	[**]	[**]
27.	[**]	[**]
28.	[**]	[**]
29.	[**]	[**]

If LICENSEE has not achieved a given milestone by the corresponding target achievement date, LICENSEE shall have a cure period of [**] thereafter to achieve such milestone. If LICENSEE has not achieved such milestone by the end of such cure period, the license granted pursuant to Paragraph 4.1 shall thereafter convert to a nonexclusive license solely with respect to the peptide ([**], as applicable) (and, if applicable, indication and/or formulation) that is subject of such unachieved milestone. By way of example, if LICENSEE has not achieved milestone #[**] by [**] but has achieved all other milestones as of such date, LICENSEE’s license hereunder with respect to [**] would become non-exclusive as of [**], and would remain exclusive with respect to all other formulations of [**] and with respect to any formulations of [**].”

“4.9 Unless LICENSEE has a Therapeutic Product available for commercial sale prior to December 31, 2020, LICENSEE agrees that FOUNDATION may terminate this Agreement, except to the extent any failure to meet such date is attributable to factors over which LICENSEE cannot exert direct control, including without limitation IRB delays, clinical trial enrollments, clinical trial results, regulatory delays and events of force majeure.”

(11)	Article 4, Paragraph 4.13 is hereby amended by the addition of a second sentence thereto as follows:

“INSTITUTIONS shall not use the names, trademarks and indicia of LICENSEE nor disclose to any third party any non-public information relating to the subject matter of this Agreement without prior written approval from LICENSEE.”

(12)	Article 5, Paragraph 5.5 is hereby replaced and shall now read in its entirety as follows:

“5.5 For the rights granted hereunder, LICENSEE shall pay or cause to be paid to FOUNDATION a royalty on Net Sales of Products, on a Product-by-Product and country-by-country basis, where the manufacture, use, sale, offer for sale or importation of such Product by LICENSEE in such country is Covered by a Valid Claim, as per the following table:

Product	Royalty	If Annual Sales:
Parenteral Analgesic Products	[**]	[**]
	[**]	[**]
	[**]	[**]
All Other Therapeutic Products	[**]	[**]
	[**]	[**]
	[**]	[**]
	[**]	[**]
Antiviral Products	[**]	[**]
Animal Health Products	[**]	[**]
Drug Delivery Products	[**]	[**]
Medical Device Reagent Products	[**]	[**]
Research Reagent Products	[**]	[**]
Health Food Supplement or Nutraceutical Products	[**]	[**]

In lieu of the royalty in the table above, the royalty shall be [**] percent ([**]%) of Net Sales of Products made, used, sold, offered for sale, or imported in any country where such activities are not Covered by a Valid Claim, except that no royalty shall be due for any sales of any such Product that occur after the fifteenth (15th) anniversary of the first commercial sale of such Product. LICENSEE shall pay royalties in accordance with this Section 5.5 on all Products that are either sold or produced under the license granted in Article 4, regardless of whether such Products are produced prior to the Effective Date or are produced before but sold after the termination of this Agreement.”

(13)	Article 7, Paragraph 7.1 is hereby replaced and shall now read in its entirety as follows:

“7.1 This Agreement shall commence on the Effective Date, and shall continue as an Exclusive license, subject to Section 4.8, until the last of all Patents has either expired or been invalidated in an unappealed decision by a court having jurisdiction and no Applications remain pending, and provided this Agreement is not earlier terminated as provided for herein.”

(14)	Article 7, Paragraph 7.2 is hereby replaced and shall now read in its entirety as follows:

“7.2    INSTITUTIONS may terminate this Agreement if LICENSEE:

(i)    is in default in payment of license fees, royalties or cost reimbursements or in providing reports;

(ii)    subject to Section 4.8, is in material breach of any provision of this Agreement; or

(iii)    intentionally provides any false report;

and LICENSEE fails to remedy any such default, breach, or false report within [**] days after written notice thereof by FOUNDATION. LICENSEE’s right to terminate this Agreement on a Product-by-Product basis is as set forth in Paragraph 7.4.”

(15)	Article 7, Paragraph 7.3 is hereby replaced and shall now read in its entirety as follows:

“INSTITUTIONS may terminate this Agreement upon thirty (30) days written notice by FOUNDATION if LICENSEE fails to obtain prior written FOUNDATION approval for the transfer of this Agreement upon the sale of LICENSEE in accordance to Section 4.6, provided that such notice is given within sixty (60) days after such transfer.”

(16)	Article 7, Paragraph 7.4 is hereby replaced and shall now read in its entirety as follows:

“LICENSEE may terminate the license granted hereunder, in its entirety or on a Patent-by-Patent basis, a Product-by-Product, and/or a country-by-country basis if LICENSEE has a reasonable basis for doing so, at any time upon sixty (60) days’ notice to FOUNDATION. Such notice must be in writing and obligations under this Agreement shall continue to accrue during the sixty (60) day notice period, including the obligation to make any payments under this Agreement.”

(17)	Article 10, Paragraph 10.1 is hereby replaced and shall now read in its entirety as follows:

“10.1 LICENSEE agrees to indemnify, defend and hold harmless INSTITUTIONS and their respective trustees, officers, employees, students, and agents against any and all claims for death, illness, personal injury, property damage, damages, expenses, losses and improper business practices arising out of (i) the manufacture, use, sale, or other disposition of Patents or Products by LICENSEE, Sublicensee, or their customers, (ii) a third party’s use of a Product purchased, leased, or otherwise acquired from LICENSEE or Sublicensee, or (iii) a third party’s manufacture or provision of a Product at the request of LICENSEE or Sublicensee.”

(18)	Article 10, Paragraph 10.4 is hereby replaced and shall now read in its entirety as follows:

“10.4 In addition to the foregoing, LICENSEE shall cause Stealth Peptides, Inc., an Affiliate of LICENSEE, to maintain, during the term of this Agreement, Comprehensive General Liability Insurance to cover the activities of LICENSEE. Such insurance shall provide minimum limits of liability of $[**] dollars per incident and $[**] dollars in aggregate. Such insurance shall be written as primary coverage to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and should be placed with carriers with financial strength ratings of at least A- as rated by A.M. Best. LICENSEE shall obtain appropriate clinical trial coverage before initiating any clinical trials of Products. The coverage and limits referred to above shall not in any way limit the liability of LICENSEE. LICENSEE shall, within [**] days after the Effective Date, furnish Cornell with certificates of insurance showing compliance with all requirements. Such certificates shall provide for [**] day advance written notice to Cornell of any modification. LICENSEE shall use reasonable best efforts to extend the coverage referred to above within [**] months after the First Amendment Date to include INSTITUTIONS as additionally insured parties and shall furnish Cornell with a certificate of insurance evidencing any such extension.”

(19)	Article 11, Paragraph 11.2 is hereby replaced and shall now read in its entirety as follows:

“11.2 INSTITUTIONS each warrant that they are the owners of the Applications and Patents as outlined in Appendix A-1 and has the ownership interest in the Applications and Patents listed in Appendix A-2 as indicated thereon.”

(20)	Article 13, Paragraph 13.2 is hereby replaced and shall now read in its entirety as follows:

“13.2 This Agreement shall be binding upon and be to the benefit of the Parties and their heirs, successors and permitted assigns. However, no Party shall assign this Agreement, in whole or in part, without the written consent of the other Parties, which consent shall not be unreasonably withheld or delayed.”

(21)	Article 13, Paragraph 13.4 is hereby revised so that the contact information for notices to LICENSEE shall now read as follows:

“In the case of LICENSEE:

Stealth Peptides International Inc.

c/o Stealth Peptides Inc.

Attn: Travis Wilson

1188 Centre Street

Newton Centre, MA 02459

Phone: 617-244-2800

Fax: 617-244-2807”

(22)	Article 13, Miscellaneous Provisions, is hereby amended by adding the following new Paragraphs 13.10 and 13.11:

13.10 For clarity, in furtherance of fulfilling its obligations and exercising its rights under this Agreement, LICENSEE may employ third parties, including but not limited to contract manufacturers, contract research organizations and contract sales organizations, to carry out activities on LICENSEE’s behalf, without any obligation to obtain consent from any INSTITUTION therefor.

13.11 This Agreement and its Appendices is written and executed in the English language. Les parties conviennent que cette entente ainsi que tout document accessoire soient rédigés en anglais. Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.”

(23)	Appendix A is hereby replaced and shall now read in its entirety as attached hereto as Appendix A-1 and Appendix A-2.

(24)	Appendix B is hereby replaced and shall now read in its entirety as attached hereto.

(25)

Each Party represents and warrants that (a) the representations and warranties made by such Party under Article 11, Paragraphs 11.1 and 11.2 are true as of the First Amendment Date with respect to the Exclusive License Agreement as amended hereby, and (b) the Exclusive License Agreement as amended hereby is in full force and effect in accordance with its terms. Each Party acknowledges and agrees that the Exclusive License Agreement, as amended hereby, remains in full force and effect in accordance with its terms and that, to its knowledge as of the First Amendment Date, each Party is in good standing with respect thereto.

(26)	All other terms and conditions of the Exclusive License Agreement shall remain unchanged.

(27)

This First Amendment may be executed by original or facsimile signature in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Such counterparts may be exchanged by facsimile or PDF. Where there is an exchange of executed counterparts by facsimile or PDF, each Party shall be bound by this First Amendment notwithstanding that original copies of this First Amendment may not be exchanged immediately. The Parties shall cooperate after execution of this First Amendment and exchange by facsimile or PDF to ensure that each Party obtains an original executed copy of this First Amendment with reasonable promptness.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have caused this First Amendment to be executed in counterparts as of the date last written below.

CORNELL UNIVERSITY and CORNELL RESEARCH FOUNDATION, INC.		STEALTH PEPTIDES INTERNATIONAL

By:	/s/ Alan Paau	By:	/s/ Louise Garbarino
Print Name:	Alan Paau	Print Name:	Louise Garbarino
Title:	Vice Provost for Technology Transfer & Economic Development	Title:	Alternate Director to Lars Sorensen

Date:	7 October 2010	Date:	24 September 2010

INSTITUT DE RECHERCHES CLINIQUES DE MONTREAL

By:	/s/ Tarik Mörby, Ph.D.
Print Name:	Tarik Mörby, Ph.D
Title:	President and Scientific Director

Date:	29 September 2010

Appendix A-1

Applications and Patents

[**]
[**]
[**]
Docket Number	Cornell Docket Number	Country	Status	App. No.	App. Date	Pat. No.	Grant Date
[**]	[**]	[**]	[**]	[**]	[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of five pages were omitted. [**]

A-1

Appendix A-2

Patent Applications for Sponsored Inventions as of September 24, 2010

[**]
[**]
[**]
Docket Number	Cornell Docket Number	Country	Status	App. No.	App. Date	Pat. No.	Grant Date
[**]	[**]	[**]	[**]	[**]	[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of three pages were omitted. [**]

A-2

Appendix B

Structure of SS-Peptides

[**]

B-1

Appendix C

Minimum Material Transfer Agreement Terms

1.    Recipient shall grant to LICENSEE an exclusive, royalty-bearing, worldwide license, with the right to grant sublicense, to Recipient’s rights to any and all work, discoveries, developments, data, inventions, and know-how related to the peptides and/or evaluation that is subject of the Material Transfer Agreement (“Inventions”).

2.    Recipient shall negotiate in good faith to conclude with LICENSEE a license agreement for the Inventions containing commercially reasonable terms.

3.    If Recipient and LICENSEE fail to reach a mutually acceptable license agreement, LICENSEE shall have a right of first refusal with respect to any terms offered by Recipient to any prospective third-party licensee of the Inventions.

4.    LICENSEE shall be a party to, or named as a third party beneficiary of, the Material Transfer Agreement.

C-1

Appendix D

Example of Material Transfer Agreement

MATERIAL TRANSFER AGREEMENT

Joan and Sanford I. Weill Medical College of Cornell University

Office of Research and Sponsored Programs, 1300 York Avenue, New York, NY 10065

Agreement for the Transfer of Biological Materials to Not-for-Profit Institutions

Joan and Sanford I. Weill Medical College of Cornell University (hereinafter, “CU”) is in receipt of a request:

by	of
(Recipient Investigator)	(Recipient Institution)

For
(Material)

From [**] for studies related to
(CU Investigator)

(Research Project)

Attach specific protocol for Research Project in Attachment A.

THIS MATERIAL TRANSFER AGREEMENT (this “Agreement”) dated as of [[Month, Day, Year]] (the “Effective Date”), is entered into between [[Recipient Investigator]], (“Recipient Investigator”) and [[Recipient Institution]] (“Recipient Institution”), having a principal place of business at the address of [[Recipient Institution Address]], collectively referred hereinafter as “Recipient”, CU, Stealth Peptides International (Cayman Islands) Inc. (“SPI”), a company with a place of business at 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, MC 98000, Monaco. The Recipient, CU and SPI are collectively referred to hereinafter as “The Parties”. The Parties agree as follows:

The Material noted above was discovered in the course of research by [**] at CU. CU, and/or its subsidiary Cornell Research Foundation (“CRF”), have sought patent protection for the Material and various uses thereof and have licensed the rights to SPI exclusively for commercial development. The Material currently available to not-for-profit institutions for research is prepared by SPI at SPI’s expense and CU can provide the Material to Recipient if and only if Recipient agrees to the following:

1.    Following the Effective Date, SPI or its affiliate shall provide Recipient with a mutually agreed upon amount ([[QUANTITY]]) of Material (the “Peptide(s)”) by a specific date and such information and data regarding the Peptide(s) as are mutually agreed upon among the Parties as reasonably necessary or useful to enable Recipient to evaluate the Peptide(s) for the purposes of the Research Project as detailed in Attachment A.

2.    Recipient shall have the right to test and use the Peptide(s) for the purposes of the Research Project. Recipient will use the Peptide(s) only for the purposes of [[Describe the evaluation to be conducted in the course of the Research Project]] (the “Evaluation”). Recipient shall protect the Peptide(s) against theft, damage, loss, misuse and/or unauthorized access. Recipient hereby acknowledges that the Peptide(s) delivered pursuant to this Agreement, (a) are experimental in nature and may have unknown hazardous properties; (b) are supplied solely for use in animals and/or in vitro testing; and (c) are not to be used therapeutically for in vivo testing in humans.

3.    The Peptide(s) are provided by CU and SPI to Recipient on a non-exclusive and limited basis for use by Recipient only for the Evaluation under the terms of this Agreement and Recipient hereby acknowledges and agrees that CU and SPI shall be free to use and/or to supply to third parties for any purpose.

4.    This Agreement grants a limited, non-transferable license for Recipient to use the Peptide(s) solely in the Evaluation, subject to all the terms and conditions of this Agreement as expressly provided for herein. Notwithstanding anything contained in this Agreement to the contrary, Recipient agrees that it acquires no rights or interests in the Peptide(s). CU retains rights and titles in and to the Peptide(s) and the related information provided to Recipient by CU, as well as related intellectual property rights, including without limitation, any and all patents, patent applications, trade secrets, copyrights and copyright applications related thereto, subject only to the limited Evaluation use granted to Recipient under the terms of this Agreement. Recipient understands and agrees that no other right or license to the Peptide(s) or to its use is granted or implied as a result of CU, through SPI, providing the Peptide(s) to Recipient under this Agreement. Notwithstanding anything to the contrary in this Agreement, Recipient shall not reverse engineer or otherwise analyze or characterize the Peptide(s) in order to determine the identity or composition thereof.

5.    Recipient acknowledges and agrees that Material may not be used in research sponsored by a commercial entity other than SPI or subject to licensing or consulting obligations to a commercial entity other than SPI without specific permission from CU and SPI. Recipient agrees to promptly and fully disclose in writing and provide to CU and SPI any and all work, discoveries, developments, data, inventions and know-how (whether or not protectable under state, federal, or foreign intellectual property laws) related to the Peptide(s) and/or the Evaluation, including, without limitation, (a) any materials derived from the Peptide(s) and/or the Evaluation (including reagents, bioassay materials, biological or chemical materials, cell lines, plasmids, constructs and vectors); (b) any materials resulting from the physical, chemical, or biological manipulation of Peptide(s); and (c) any materials having DNA or peptide sequences substantially identical to Peptide(s) or any materials described in (a) or (b) above, however obtained (collectively, the “Inventions”). Inventions shall include, but not be limited to, any variants, modifications and/or derivatives of the Peptide(s). All Inventions that derive from Material or that could not have been made but for the incorporation of Material, in whole or in part, shall be jointly owned by CU and the Recipient Institution.

Recipient Institution hereby grants, and SPI hereby accepts, an exclusive, royalty-bearing, worldwide license to Recipient Institution’s rights to any and all Inventions with the right to sublicense. Recipient Institution will negotiate in good faith to conclude a license agreement with a commercially reasonable term(s) within six (6) months from the date in which the first term sheet for the license agreement is presented by the Recipient Institution to SPI (“the Negotiation Period”). Such negotiations shall take into account factors affecting SPI’s ability to commercialize the product profitably, including, but not limited to, e.g., terms of any third party license which may be necessary for the manufacture, use, and sale of any product relating to the fields of use, size of market(s), development time and cost, product performance relative to competing products, and whether the invention is covered by a sole or joint patent.

In the event Recipient Institution and SPI fail to reach a mutually acceptable license agreement within the Negotiation Period, the Recipient Institution shall be entitled to negotiate in good faith with one or more third parties a license for rights in the Invention, provided, however, Recipient Institution shall not offer to any such third party terms that are more favorable than were offered to SPI. Upon the conclusion of such negotiations and before any license is granted, the Recipient Institution shall offer SPI a license on the same terms as offered to the one or more third parties. If SPI is willing to enter into a license with Recipient Institution on such terms, SPI shall be granted the license instead of such third party so long as SPI accepts such terms within thirty (30) calendar days from receipt of written notice of the offer.

6.    Recipient agrees to provide CU with reports within fifteen (15) calendar days after the end of each calendar half, commencing from the Effective Date and continuing during the term and following the conclusion of the Evaluation, which reports will include all data, results and information generated by or on behalf of Recipient in connection with the Peptide(s) and/or the Evaluation (the “Results”). CU shall have a right to use such Results in any manner it determines, except it will not publish Results in academic journals or present them at public meetings without the consent of the Recipient Investigator.

7.    Recipient agrees to provide both CU Investigator and SPI Official with an advance copy of any proposed manuscript publication that makes reference to the Material, forty five (45) days prior to submission, and twenty one (21) days prior to submission of an abstract. If in the opinion of CU any such publication describes a patentable invention, CU shall have an opportunity to request that Recipient delay publication until after a U.S. patent application has been filed. In no event shall the delay exceed ninety (90) days from the date CU Investigator receives the publication. If a publication does result from work using the Material, Recipient agrees to acknowledge CU and/or give credit to CU scientists, as scientifically appropriate, based on any direct contribution they may have made to the work.

8.    This Agreement shall come into effect on the Effective Date and, unless the Parties otherwise agree in writing, shall continue in effect until the earlier of: (a) completion of the Evaluation and (b) any earlier termination or expiration of this Agreement by either Recipient or CU upon thirty (30) calendar days prior written notice to the other party. Upon the written request of CU, Recipient shall return any unused Peptide(s) and promptly and fully disclose in writing and provide to CU any and all Inventions. If Recipient Investigator transfers to another institution prior to completion of the studies as specified above, this Agreement shall terminate automatically. Upon any breach of this Agreement by Recipient, CU shall have the right to terminate this Agreement immediately upon written notice to Recipient, as well as seek equitable remedies against Recipient, including but not limited to injunctions and any other restrictions against Recipient violating any obligations contained in this Agreement. Following termination for any reason, Recipient shall return all unused Material to the CU Investigator and no party shall have any further obligations to another party under this Agreement, except that the terms of Sections 4 through 13 will survive any expiration or termination of this Agreement.

9.    Recipient hereby acknowledges that the Peptide(s) are experimental in nature and that they are provided “AS IS.” CU AND SPI MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PEPTIDE(S) OR THE USE THEREOF. CU AND SPI DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

10.    “Confidential Information” shall mean the confidential and proprietary information of a party which is disclosed by such party (the “Disclosing Party”), to the other party (the “Receiving Party”) in connection with supplying and evaluating the Peptide(s); provided that any CU information or SPI information that relates to the Peptide(s) will be deemed Confidential Information, regardless of the existences of any “Confidential” marking or similar identification or legend. Confidential Information shall include information that is disclosed in writing and marked “Confidential” or with a similar legend, or is disclosed orally and is reduced to writing and marked “Confidential” or with a similar legend within thirty (30) days after such disclosure. Confidential Information shall not include information that, (a) is in possession of the Receiving Party at the time of disclosure thereof as demonstrated by written records; (b) is or later becomes part of the public domain through no fault of the Receiving Party; (c) is received by the Receiving Party from a third party having no obligation of confidentiality to the Disclosing Party; (d) is developed independently by the Receiving Party without use of or reference to any Confidential Information; or (e) is required by law or regulation to be disclosed; provided, however, that, the Receiving Party has provided written notice to the Disclosing Party promptly to enable the Disclosing Party to seek a protective order or otherwise prevent disclosure of such information. From time to time during the term of this Agreement, the Disclosing Party may, in connection with the evaluation of the Peptide(s), disclose Confidential Information to the Receiving Party. The Receiving Party shall use the Confidential Information solely for the purpose of the Evaluation. The Receiving Party agrees to exert reasonable efforts (no less than the protection given its own confidential information) to maintain such Confidential Information in confidence, to make such Confidential Information available only to those persons who require access to it in the performance of this Agreement and the Evaluation, and to inform all such parties of the confidential nature of such Confidential Information. The obligations of the Receiving Party under this Section 10 shall continue for a period of five (5) years after the expiration or termination of this Agreement.

11.    Upon expiration or termination of this Agreement, the Receiving Party, if requested by the Disclosing Party, shall return all copies of Confidential Information disclosed; provided, that, the Receiving Party may retain one copy of such Confidential Information (except the Materials), for archival purposes.

12.    Recipient shall comply in all material respects with all laws and governmental rules, regulations and guidelines, including those of the National Institutes of Health and the Centers for Disease Control, which are provided with and applicable to the use of the Peptide(s), including biosafety procedures. In no event shall CU or SPI be liable for any use by Recipient of the Peptide(s) or for any claim, liability, cost, expense, damage, deficiency, loss or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense), that may arise from or in connection with this Agreement or the use, handling, storage, or disposition of the Peptide(s) by Recipient. Recipient shall hold harmless and indemnify CU and SPI against any and all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) of every kind arising from the use and Evaluation by Recipient of the Peptide(s) and/or any breach of this Agreement by Recipient.

13.    This Agreement represents the entire agreement among the Parties regarding the transfer and use of the Peptide(s) and shall supersede all previous communications, representations, understandings and agreements, whether oral or written, by or among the Parties with respect to Research Project. Recipient hereby represents that the acceptance of the Peptide(s) in accordance with, and the performance of all the terms of, this Agreement do not and will not breach or conflict with any other agreement or arrangement to which Recipient is a party, including the terms under which any research to be conducted using the Peptide(s) is funded. Recipient represents that it is not subject to any agreement or commitment that conflicts with, or is inconsistent with, this Agreement. Recipient will not hereafter grant to any person or entity any rights inconsistent with the terms of this Agreement.

14.    No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of Recipient, CU and SPI.

15.    This Agreement shall be governed by the laws of The State of New York.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the dates designated. The Effective Date shall be the latest date entered below.

Signatures

CU Official:
	Printed Name	Title	Signature	Date

Recipient
Institution
Official:
	Printed Name	Title	Signature	Date

Read and
Understood
Recipient
Investigator:
	Printed Name	Title	Signature	Date

SPI Official:
	Printed Name	Title	Signature	Date

Attachment A

RESEARCH PROJECT

Principal Investigator:

Project Title:

Project Description:

Research Plan:

D-7